OCEAN ENERGY, INC. EXCESS BENEFIT PLAN






















                        Effective Date: December 1, 2000

                     OCEAN ENERGY, INC. EXCESS BENEFIT PLAN

     WHEREAS, OCEAN ENERGY, INC. , a Texas corporation (the "Company"), and certain of its subsidiaries (hereinafter referred to as the "Employer," jointly and severally) have heretofore adopted the OCEAN ENERGY, INC. THRIFT PLAN (the "Basic Plan") for the benefit of their employees; and

         WHEREAS, the Employer desires to provide additional benefits to certain of its employees who are participants in the Basic Plan on and after the effective date hereof whose benefits are limited under the Basic Plan;

         NOW, THEREFORE, the Employer hereby adopts the OCEAN ENERGY, INC. EXCESS BENEFIT PLAN (the "Excess Plan") as follows, effective as of December 1, 2000:

                                       I.

Purpose of the Excess Plan

         The Employer intends and desires by the adoption of this Excess Plan to recognize the value to the Employer of the past and present services of employees covered by the Excess Plan and to encourage and assure their continued service with the Employer by making more adequate provision for their future retirement security. The establishment of this Excess Plan is made necessary by certain benefit limitations which are imposed on the Basic Plan by the Employee Retirement Income Security Act of 1974, as amended, (the "Act"), and by section 415 of the Internal Revenue Code of 1986, as amended (the "Code").

                                       II.

Incorporation of the Basic Plan

         The Basic Plan, with any amendments thereto to the date of adoption of the Excess Plan, shall be attached hereto as Exhibit I and is hereby incorporated by reference into and shall form a part of this Excess Plan as fully as if set forth herein verbatim. Any amendment made to the Basic Plan shall also be incorporated by reference into and form a part of this Excess Plan, effective as of the effective date of such amendment. The Basic Plan, whenever referred to in this Excess Plan, shall mean the Basic Plan, as amended, as it exists as of the date any determination is made of amounts credited or benefits payable under this Excess Plan. All terms used in this Excess Plan shall have the meanings assigned to them under the provisions of the Basic Plan unless otherwise qualified by the context.


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                                      III.

Administration

                  This Excess Plan shall be administered by the administrative committee under the Basic Plan (the "Committee") which shall administer it in a manner consistent with the administration of the Basic Plan, as from time to time amended and in effect, except that this Excess Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of section 401 of the Code. The Committee shall have full power and authority to interpret, construe and administer this Excess Plan and the Committee's interpretations and construction hereof, and actions hereunder, including the amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. Members of the Committee shall not participate in any action or determination regarding their own benefits hereunder. The Company shall indemnify and hold harmless each member of the Committee and each Employee who is a delegate of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual's own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                                       IV.

Eligibility

         Employees (a) who are participating in the Basic Plan, (b) whose benefits under the Basic Plan are limited pursuant to section 415 of the Code and (c) who are not participating in the Ocean Energy, Inc. Supplemental Benefit Plan shall be eligible for benefits under this Excess Plan. In no event shall an Employee who is not entitled to benefits under the Basic Plan be eligible for a benefit under this Excess Plan.

                                       V.

Amount of Benefit

         The Committee  shall  establish a memorandum  bookkeeping  account (the
"Excess Plan Account") for each Employee whose allocations of Employer Contributions under the Basic Plan have been limited pursuant to section 415 of the Code. As of the end of each Plan Year, the Committee shall credit such Employee's Excess Plan Account in an amount equal to the sum of (a) and (b), where (a) equals the excess, if any, of:

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     (1)  the  amount   that  would  have  been   allocated   to  the   Employer
          Discretionary Contribution Account of such Employee under the Basic Plan as of the end of such Plan Year if the provisions of the Basic Plan were administered without regard to the maximum amount of retirement income limitations of section 415 of the Code, over

     (2) the amount that was in fact allocated as of the end of such Plan Year to the Employer Discretionary Contribution Account of such Employee under the Basic Plan; and

         (b) equals the excess, if any, of:

     (1) the amount that would have been allocated to the Employer Matching Contribution Account of such Employee under the Basic Plan as of the end of such Plan Year if the provisions of the Basic Plan were administered without regard to the maximum amount of retirement income limitations of section 415 of the Code, over

     (2) the amount that was in fact allocated as of the end of such Plan Year to the Employer Matching Contribution Account of such Employee under the Basic Plan.

An Employee's Vested Interest in his Excess Plan Account shall be the same percentage as his Vested Interest in his Employer Contribution Accounts under the Basic Plan. Therefore, if any portion of an Employee's Employer Contribution Accounts under the Basic Plan is forfeited for any reason, the Committee shall debit such Employee's Excess Plan Account by an amount equal to the percentage of such Excess Plan Account which corresponds to the percentage of his Employer Contribution Accounts under the Basic Plan that were forfeited.

Benefits payable under this Excess Plan to any recipient shall be computed in accordance with the foregoing and with the objective that such recipient should receive under this Excess Plan and the Basic Plan that total amount which would have been payable to that recipient solely under the Basic Plan had section 415 of the Code not been applicable thereto. This Excess Plan is intended to constitute an unfunded "excess benefit plan" within the meaning of section 3(36) and section 4(b)(5) of the Act.

                                       VI.

Deemed Investment of Excess Plan Accounts and Adjustment for Net Income or Loss

     The amounts credited to each Employee's Excess Plan Account shall be deemed to be invested in the Investment Funds made available under the Basic Plan in the same manner as the Employee designates for amounts allocated to his Accounts under the Basic Plan. If an Employee changes his investment designation with respect to amounts allocated to his Accounts under the Basic Plan, such change shall also apply to the amounts credited to such Employee's Excess Plan Account.

         The Committee shall ascertain the net income (or net loss) of the Investment Funds at such times and in such manner as it deems appropriate and shall adjust the balance of each Employee's Excess Plan Account as appropriate to reflect such net income (or net loss). An Employee's Excess Plan Account shall continue to be adjusted for the net income (or net loss) of the Investment Funds so long as there is any balance credited to such account.

                                      VII.

Payment of Benefits

         The amount credited to an Employee's Excess Plan Account shall be paid in a lump sum cash payment as soon as practicable following the Employee's termination of employment with the Employer for any reason. If an Employee's termination of employment is by reason of his death, the payment shall be made to the Employee's beneficiary under the Basic Plan. The Employer shall have the right to deduct from all payments made under this Excess Plan any federal, state or local taxes required by law to be withheld with respect to such payments. The Employee's Excess Plan Account shall be debited for the amount paid pursuant to this Article VII.

                                      VIII.

Employee's Rights

         Except as otherwise specifically provided, an Employee's rights under this Excess Plan shall be the same as his rights under the Basic Plan. Benefits payable under this Excess Plan shall be a general, unsecured obligation of the Employer to be paid by the Employer from its general assets, and such payments shall not (a) impose any obligation upon the Trust Fund under the Basic Plan;
(b) be paid from the Trust Fund under the Basic Plan; or (c) have any effect whatsoever upon the Basic Plan or the payment of benefits from the Trust Fund under the Basic Plan. No employee or his beneficiary or beneficiaries shall have any title to or beneficial ownership in any assets which the Employer may set aside to pay benefits hereunder or any other assets of the Employer. Further, Employees shall not be permitted to withdraw or borrow from their Excess Plan Accounts.

                                       IX.

Amendment and Discontinuance

         The Employer expects to continue this Excess Plan indefinitely, but reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. Any such amendment or discontinuance shall be by action of the Company's board of directors. However, if the Employer should amend or discontinue this Excess Plan, the Employer shall be liable for any benefits accrued under this Excess Plan (determined on the basis of each Employee's presumed termination of employment as of the date of such amendment or discontinuance) as of the date of such action.

                                       X.

Restrictions on Assignment

         The interest of an Employee or his beneficiary or beneficiaries may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt o to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to the Company or any affiliate of the Company by the Employee with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied. The preceding notwithstanding, the Committee shall comply with the terms and provisions of an order that satisfies the requirements for a "qualified domestic relations order" as defined in section 206(d) of the Act, including an order that requires distributions to an alternate payee prior to an Employee's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act.

                                       XI.

Nature of Excess Plan

         The Excess Plan is not intended to meet the qualification requirements of section 401 of the Code. Although the Employer is obligated to pay all amounts due under the Excess Plan out of its general assets, the Employer, in its sole discretion, may set aside such amounts for the payment of benefits as the Employer may from time to time determine. Neither the establishment of the Excess Plan, the operation thereof, nor the setting aside of any amounts shall be deemed to create a funding arrangement. Any and all amounts set aside shall remain subject to the claims of the general creditors of the Employer, present and future, and no payment shall be made under the Excess Plan unless the Employer is then solvent. This Article shall not require the Employer to set aside any funds, but the Employer may set aside such funds if it chooses to do so.

         The preceding paragraph to the contrary notwithstanding, the Employer may fund all or part of its obligations hereunder by transferring assets to a trust if the provisions of the trust agreement creating such trust require the use of such trust's assets to satisfy claims of the Employer's general unsecured creditors in the event of the Employer's insolvency or bankruptcy and provide that no Employee shall at any time have a prior claim to such assets and that such trust shall not cause the Plan to be other than "unfunded" for the purposes of the Act. The assets of such trust shall not be

deemed to be assets of this Excess Plan.

                                      XII.

Nonguarantee of Employment

         Nothing contained in this Excess Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right to have benefits which are provided by the Employer maintained, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employee, with or without cause.

                                      XIII.

Binding on Employer, Employees and Their Successors

         This Excess Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the Employee and his heirs, executors, administrators and legal representatives. The provisions of this Excess Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer which employs the particular Employee.

                                      XIV.

Employment with More than One Employer

         If any Employee shall be entitled to benefits under the Basic Plan on account of service with more than one Employer, the obligations under this Excess Plan shall be apportioned among such Employers on the basis of time of service with each.

                                       XV.

Laws Governing

         This Excess Plan shall be construed in accordance with and governed by the laws of the State of Texas except to the extent preempted by federal law.

         EXECUTED this               day of September, 2000.
                       -------------

                                         OCEAN ENERGY, INC.



                                 By:  ___________________________
                                 Name:___________________________
                                 Title:__________________________


OTHER PARTICIPATING EMPLOYERS

                         Ocean Energy, Inc. (Louisiana)




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